EXHIBIT 21

NORDSON CORPORATION

Subsidiaries of the Registrant

The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant’s consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized:

Name	Jurisdiction of Incorporation

UNITED STATES:
Nordson ASYMTEK, Inc. fka Asymptotic Technologies, Inc.	California
Nordson MARCH, Inc., fka March Plasma Systems, Inc.	California
Nordson DAGE, Inc. fka Dage Precision Industries, Inc.	California
Nordson YESTECH, Inc. fka YESTech, Inc.	California
Value Plastics, Inc.	Colorado
Realty Land Conservancy 3	Colorado
VP Acquisition Holding, Inc.	Delaware
Xaloy Holdings, Inc.	Delaware
Nordson Xaloy Incorporated	Delaware
Xaloy Extrusion LLC dba Nordson Xaloy Incorporated	Delaware
Nordson Extrusion Dies Industries. LLC	Delaware
Flametech Corporation	Delaware
New Castle Screws, Inc.	Delaware
Xaloy Superior Holdings, Inc.	Delaware
Avalon Laboratories Holding Corp.	Delaware
Avalon Laboratories, LLC	Delaware
J and M Laboratories, Inc.	Georgia
Nordson Sealant Equipment, Inc.	Michigan
Micromedics, Inc.	Minnesota
Nordson U.S. Trading Company	Ohio
Nordson England L.L.C.	Ohio
Nordson Medical Corporation	Ohio
Spirex Corporation dba Nordson Xaloy Incorporated	Ohio
Nordson Pacific, Inc.	Ohio
Nordson Advanced Technology LLC	Ohio
Nordson Atlantic LLC	Ohio
New Castle Industries, Inc. dba Nordson Xaloy Incorporated	Pennsylvania
Atlantic Grinding & Welding, Inc.	Pennsylvania
F.R. Gross Co., Inc.	Pennsylvania
Nordson EFD LLC	Rhode Island
EFD International, Inc.	Rhode Island
New Castle Rolls, Inc.	Virginia
EDI Holdings, Inc.	Wisconsin
Premier Dies Corporation dba Nordson EDI Premier Coating Division	Wisconsin

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Name	Jurisdiction of Incorporation

INTERNATIONAL:
Nordson Australia Pty. Limited	Australia
Nordson Osterreich GmbH	Austria
Nordson Benelux S.A./N.V.	Belgium
Nordson EDI Europe NV	Belgium
Nordson do Brasil Industria e Comercio Ltda.	Brazil
Nordson Canada Limited	Canada
Nordson (China) Co., Ltd.	China
Dage Test Systems (Suzhou) Co. Ltd.	China
Dage Trading (Suzhou) Co. Ltd.	China
Nordson PPS (Shanghai) Co. Ltd. fka Nordson Extrusion Dies Industries (Shanghai) Co. Ltd.	China
Nordson China Business Trust	China
Nordson Andina Limitada	Colombia
Nordson CS, spol.s.r.o.	Czech Republic
Nordson Danmark A/S	Denmark
Nordson Finland Oy	Finland
Nordson France S.A.S.	France
Dosage 2000 S.A.R.L	France
Nordson Deutschland GmbH	Germany
Nordson Engineering GmbH	Germany
Dage Deutschland GmbH	Germany
Nordson Holdings S.a.r.l. & Co. KG	Germany
Nordson Xaloy Europe GmbH	Germany
EDI GmbH	Germany
Nordson EDI GmbH & Co. KG	Germany
Extrusion Dies Management GmbH	Germany
Nordson PPS GmbH fka Nordson Kreyenborg GmbH	Germany
Nordson BKG GmbH	Germany
Nordson Germania Ltd. & Co. KG	Germany
Nordson Investment (Gibraltar) Limited	Gibraltar
Nordson Asia Pacific, Ltd.	Hong Kong
Value Plastics (Asia Pacific)	Hong Kong
Ligonia Limited	Hong Kong
Macaria Limited	Hong Kong
Nordson Advanced Technology (Hong Kong) Ltd.	Hong Kong
Nordson India Private Limited	India
Nordson Ireland Capital Company	Ireland
Nordson Italia S.p.A.	Italy
Nordson Xaloy Italia S.r.l.	Italy
Nordson K.K.	Japan
Dage Japan Co., Ltd.	Japan
Nordson Xaloy K.K.	Japan
Nordson European Holdings Luxembourg S.a.r.l.	Luxembourg
Nordson S.a.r.l.	Luxembourg
Nordson Luxembourg S.a.r.l.	Luxembourg
Nordson (Malaysia) Sdn. Bhd.	Malaysia
Nordson de Mexico, S.A. de C.V.	Mexico
Nordson Benelux B.V.	The Netherlands
Nordson B.V.	The Netherlands
Dima Group B.V.	The Netherlands
C-Tech Systems B.V.	The Netherlands
Nordson New Zealand	New Zealand
Nordson Norge A/S	Norway

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Name	Jurisdiction of Incorporation

INTERNATIONAL:
Nordson Polska Sp.z.o.o.	Poland
Nordson Portugal Equipamento Industrial, Lda.	Portugal
Nordson Russia Limited Liability Company	Russia
Nordson S.E. Asia (Pte.) Ltd.	Singapore
Nordson Advanced Technology (Singapore) Pte Ltd. fka Dage (SEASIA) Pte. Ltd	Singapore
Nordson Advanced Technology International Pte. Ltd.	Singapore
Nordson SA	South Africa
Nordson Korea	South Korea
Nordson Iberica, S.A.	Spain
Nordson AB	Sweden
Nordson (Schweiz) A.G.	Switzerland
Nordson Xaloy Asia (Thailand) Ltd.	Thailand
Nordson (U.K.) Limited	United Kingdom
Dage Holdings Limited	United Kingdom
Dage Pension Trustees Limited	United Kingdom
Dage Precision Industries Limited	United Kingdom
YDX Limited 2010 fka Nordson London Limited	United Kingdom
Primount LLP	United Kingdom
Majority Kingdom Investment Limited	United Kingdom
Minority Kingdom Investment Limited	United Kingdom
Nordson International de Venezuela, CA	Venezuela

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